Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Symon Holdings Corporation

Plano, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2013, relating to the consolidated financial statements of Symon Holdings Corporation which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

June 28, 2013